UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2022

CHINA CARBON GRAPHITE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	98-0550699
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

20955 Pathfinder Road, Suite 200, Diamond Bar, CA, 91765	909-843-6518
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

In accordance with the Securities and Exchange Commission Order Under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules, China Carbon Graphite Group, Inc. (the “Company”) plans to submit an exemption application with the Securities and Exchange Commission to exempt itself from filing the annual report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”), on a timely basis, due to the undue burden and hardship caused by the impact of COVID-19.

Company’s subsidiary, Royal Elite New Energy Science and Technology Co., Ltd., operates an office and a laboratory located in the City of Shanghai, China. The Chinese government has implemented a zero-tolerance approach to COVID-19. The ongoing lockdown and quarantine imposed by the local government in response to the COVID-19 public health emergency has made it impossible (a) for the Company and third parties in Shanghai to provide information to the Company’s independent registered public accounting firm to enable the completion of the audit of the Company’s consolidated financial statements in time to allow for, or (b) to otherwise enable the Company to complete the internal processes required to approve and file the Annual Report on Form 10-K (the “Annual Report”) on a timely basis.

The Company expects to file its Annual Report within 30 days after the PRC government has lifted its lockdown policy.

The Company does not believe COVID-19 will have a material impact on its business, and the reason the Annual Report cannot be filed timely does not relate to the inability of any person, other than the Company, to furnish any required opinion, report, or certification.

Forward-Looking Statements

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the audit of the financial statements of the Company and the filing of the Annual Report, as well as the Company’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and the business plans of its management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this report are based on certain assumptions and analyses made by the management of the Company in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the mix of services utilized by the Company’s customers and such customers’ needs for these services, the ability of the Company to expand what it does for existing customers as well as to add new customers, that the Company will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as governmental responses to deal with the spread of this illness, may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 15, 2022	China Carbon Graphite Group, Inc.

	By:	/s/ Donghai Yu
Donghai Yu
Chief Executive Officer

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